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                                                                   EXHIBIT 10.70


                           SEVENTH AMENDMENT TO LEASE


        This Amendment to Lease is made effective January 1, 2002 by and between DOMINO'S FARMS OFFICE PARK, LLC, a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Landlord"), and AASTROM BIOSCIENCES, INC., a Michigan Corporation, having offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 ("Tenant").

        WHEREAS, Landlord and Tenant entered into a Lease commencing October 1, 1992 (the "Lease") for office space located at Lobby L in the building commonly known as Domino's Farms Prairie House; and

        WHEREAS, several modifications have been made to the Lease, including the First, Second, Third, Fourth, Fifth and Sixth Amendments; and

        WHEREAS, Tenant has been in a hold-over (month to month) tenancy since the expiration of the Sixth Amendment to Lease; and

        WHEREAS, Tenant desires to renew a lease commitment, and Landlord agrees to such lease renewal;

        NOW THEREFORE, in consideration of the mutual covenants contained in this Seventh Amendment to Lease, the parties agree to the following:

1.      The Premises shall be defined as:

               >  19,881 square feet of office space located at Lobby L, Level 2 of the building.
               >   3,080 square feet of storage rooms.
               >     580 square feet of caged storage (Cages # 4, 5, 7 and 13.)

2.      The rental rates currently in effect are:

               > $28.66 per square foot for office space of 16,373 square feet > $20.87 per square foot for office space of 3,508 square feet > $13.11 per square foot for storage rooms.
               >  $ 9.55 per square foot for storage cages.

3. The term of this renewal will be three (3) years, and will expire on December 31, 2004.

4. Rental rates as specified above will be increased in the amount of the Consumers Price Index (CPI) for the previous calendar year on May 1, 2002, and each subsequent May 1st for the term of the lease renewal period.

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5.      Landlord agrees to paint and install new carpeting in portions of the
        Premises. Tenant will submit a list of areas proposed to be upgraded, and Landlord will provide a bid for performance of requested improvements. Total Landlord contribution for said painting and carpeting will not exceed $75,000, and will not include costs for moving furniture, cubicles, personal property and communications. Tenant shall be responsible for any costs which exceed the Landlord contribution, as well as costs for moving furniture, cubicles, personal property and communications.

6. The terms and conditions of the Lease shall remain in full force and effect as specifically modified herein.


IN WITNESS WHEREOF, this Seventh Amendment to Lease is executed on the date set forth above.

                                        DOMINO'S FARMS
                                        OFFICE PARK, LLC ("Landlord")
                                        (a Michigan Corporation)

                                        By: __________________________________

                                        Its: _________________________________


                                        AASTROM BIOSCIENCES, INC. ("Tenant")
                                        (A Michigan Corporation)

                                        By: __________________________________

                                        Its: _________________________________